UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Jan 4, 2011

EXCELSIOR LASALLE PROPERTY FUND, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road, Stamford, CT,	06905-3039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-4400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As part of a letter from Excelsior LaSalle Property Fund, Inc. (the “Fund”) to its stockholders, dated January 4, 2011 (the “Letter to Stockholders”), that responds to an unsolicited tender offer by a group of entities associated with or controlled by MacKenzie Patterson Fuller, LP to purchase up to 210,000 shares of the Fund’s Class A Common Stock, $0.01 par value per share at a price of $10 per share, the Fund disclosed that, at December 31, 2010, the Fund had accumulated a cash balance of approximately $23.0 million.

The Letter to Stockholders is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The information appearing under the caption “Exhibit Index” immediately following the signature page of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC. (Registrant)

	By:	/s/ James D. Bowden
Name: James D. Bowden Title: Chief Executive Officer
Date: January 4, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to Stockholders of the Fund, from James D. Bowden, President and Chief Executive Officer of the Fund dated as of January 4, 2011 (Incorporated by reference to Exhibit (a)(2) to the Fund’s Schedule 14D-9 filed with the SEC on January 4, 2011)